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                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[X]    Soliciting Material Pursuant to (S)240.14a-12

                     MCLAREN PERFORMANCE TECHNOLOGIES, INC.

                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

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       2) Aggregate number of securities to which transaction applies:

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       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       4) Proposed maximum aggregate value of transaction:

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       5) Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

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       2) Form, Schedule or Registration Statement No.:

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       3) Filing Party:

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       4) Date Filed:

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                                       ***

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, the following communication regarding a proposed merger transaction between Linamar Corporation and McLaren Performance Technologies, Inc. is filed on April 9, 2003.

On April 9, 2003, Linamar and McLaren Performance jointly issued the following press release.
                                      * * *

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[LOGO OF LINAMAR]                     [LOGO OF McLAREN PERFORMANCE TECHNOLOGIES]

              LINAMAR AND McLAREN PERFORMANCE TECHNOLOGIES ANNOUNCE
                    THEY HAVE ENTERED INTO A LETTER OF INTENT

April 9, 2003, GUELPH, Ontario, and LIVONIA, Michigan - Linamar Corporation (TSX:LNR) and McLaren Performance Technologies, Inc. ("McLaren Performance") (OTCBB:MCLN) are pleased to announce that they have entered into a non-binding Letter of Intent under which Linamar will acquire by merger all of the issued and outstanding shares of McLaren Performance.

Under the terms of the Letter of Intent, each share of McLaren Performance outstanding as of the closing date of the merger would be converted into the right to receive US$1.03 in cash. The Letter of Intent is not binding on either of the parties. The parties intend to negotiate mutually acceptable definitive agreements within the next 60 days. The merger would be subject to a number of conditions, including satisfactory due diligence reviews, the approval of the Linamar and McLaren Performance Boards of Directors, the approval of the Merger by the McLaren Performance stockholders, the renegotiation of the terms of certain McLaren Performance indebtedness, and governmental and third party approvals.

"We are thrilled at the opportunity to acquire a company with the exceptional capabilities of McLaren Performance," said Linamar Chief Executive Officer Linda Hasenfratz. "Developing design expertise is a key element in Linamar's automotive strategy which the very talented group at McLaren Performance will really help deliver. The combination of Linamar's machining, assembly and process strengths, with McLaren Performance's engineering, problem solving and product development strengths, creates a winning combination to provide excellent value to our customers."

"McLaren Performance is very excited about the opportunity to be part of a major powertrain products company while continuing to serve its current customers in a manner that is not only as good as before, but even better," said Wiley McCoy, McLaren Performance's Chief Executive Officer. "McLaren Performance's ability to concentrate on powertrain engineering going forward will be greatly beneficial and complimentary for Linamar and McLaren. The resources of the combined company will allow for exceeding the expectations of customers for the design, development and manufacture of powertrain components and systems."

Linamar Corporation designs, develops and manufactures precision machined components, modules and systems for engine, transmission, chassis and industrial markets primarily for the North American and European automotive marketplace. The company has more than 8,800 employees in 32 manufacturing locations, two research and development centers and four sales offices in Canada, United States, Mexico, Germany, Hungary and Japan.

McLaren Performance is an engineering firm that provides a variety of services to the automotive OEM and Tier 1 supply base. The company is well known for its engineering analysis capability with respect to engines in particular. They have a test facility in Michigan which has 16 test cells capable of doing endurance and reliability testing, steady state emissions testing, engine build tear down evaluation, Powertrain engineering and design, noise and vibration studies, EPA and CARB certification, warranty failure analysis and catalyst aging and development. The company has also recently acquired a machining operation in Windsor, Ontario for the purpose of supplying machined heads, blocks and modules to OEM customers.

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[LOGO OF LINAMAR]                     [LOGO OF MCLAREN PERFORMANCE TECHNOLOGIES]

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of Linamar, McLaren Performance and their respective managements regarding strategic directions, prospects and future results. The merger described above may not be consummated. There are a number of conditions that must be satisfied before the merger transaction will be consummated such as approval of the merger by McLaren Performance stockholders and Linamar's satisfaction, in its sole discretion, of its due diligence investigation of McLaren Performance. No assurance can be given that the merger will be consummated, or, if consummated, that the merger transaction will be on the terms described above. In addition, uncertainties and difficulties in domestic and foreign financial markets and economies could adversely affect the merger transaction. These factors, as well as general economic and political conditions, may in turn have a material adverse effect on the merger transaction. Neither Linamar nor McLaren Performance assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those reflected in the forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

McLaren Performance plans to file a proxy statement and other relevant documents with the United States Securities and Exchange Commission (SEC) concerning the merger, and expects to mail the proxy statement to its stockholders, seeking their approval of the merger. McLaren Performance security holders are urged to carefully read the proxy statement when it becomes available and any other relevant materials filed by McLaren Performance with the SEC, because they will contain important information about Linamar, McLaren Performance and the merger. McLaren Performance security holders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, McLaren Performance security holders may obtain free copies of the documents filed with the SEC by McLaren Performance by requesting them in writing from McLaren Performance Technologies, Inc., 32233 W. Eight Mile Road, Livonia, Michigan 48152, Attention: Investor Relations, or by telephone at (866) 438-6252.

Linamar and McLaren Performance, and their respective directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies from McLaren Performance's stockholders in connection with the merger. McLaren Performance security holders may obtain more detailed information regarding the direct and indirect interests of those participants by reading the proxy statement when it becomes available.

Contact:
Jim Jarrell- COO                                Keith Wettlaufer-CFO
Linamar Corporation                             Linamar Corporation
Tel:  519.836.7550                              Tel:  519.836.7550


Wiley McCoy - CEO
McLaren Performance Technologies
Tel:  866.438.6252